Exhibit 3.1

FIRST AMENDED AND RESTATED

OPERATING AGREEMENT

OF

ENLINK MIDSTREAM, LLC

Section 5.7	Fully Paid and Non-Assessable Nature of Membership Interests	18
Section 5.8	Establishment of Class B Common Units	18

ARTICLE VI
DISTRIBUTIONS

Section 6.1	Distributions	19

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1	Management	20
Section 7.2	Replacement of Fiduciary Duties	22
Section 7.3	Certificate of Formation	22
Section 7.4	Restrictions on the Managing Member’s Authority	23
Section 7.5	Reimbursement of the Managing Member	23
Section 7.6	Outside Activities	24
Section 7.7	Indemnification	25
Section 7.8	Liability of Indemnitees	27
Section 7.9	Standards of Conduct and Modification of Duties	27
Section 7.10	Other Matters Concerning the Managing Member and Indemnitees	30
Section 7.11	Purchase or Sale of Membership Interests	30
Section 7.12	Reliance by Third Parties	30

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1	Records and Accounting	31
Section 8.2	Fiscal Year	31
Section 8.3	Reports	31

ARTICLE IX
TAX MATTERS

Section 9.1	Tax Elections and Information	32
Section 9.2	Withholding	32

ARTICLE X
ADMISSION OF MEMBERS

Section 10.1	Admission of Non-Managing Members	32
Section 10.2	Admission of Successor Managing Member	33
Section 10.3	Amendment of Agreement and Certificate of Formation	33

ARTICLE XI
WITHDRAWAL OR REMOVAL OF MEMBERS

Section 11.1	Withdrawal of the Managing Member	34
Section 11.2	Removal of the Managing Member	35
Section 11.3	Interest of Departing Managing Member and Successor Managing Member	36
Section 11.4	Withdrawal of Non-Managing Members	37

v

FIRST AMENDED AND RESTATED
OPERATING AGREEMENT
OF ENLINK MIDSTREAM, LLC

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT of EnLink Midstream, LLC (the “Company”), dated as of March 7, 2014, is entered into by EnLink Midstream Manager, LLC, a Delaware limited liability company, as the Managing Member, and any other Persons who become Members in the Company or parties hereto as provided herein.  In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acacia” means Acacia Natural Gas Corp I, Inc., a Delaware corporation.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this First Amended and Restated Operating Agreement of EnLink Midstream, LLC, as it may be amended, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Board of Directors” means the board of directors of the Managing Member.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Capital Contribution” means any cash, cash equivalents or the fair market value of property that a Member contributes to the Company or that is contributed or deemed contributed to the Company on behalf of a Member (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions).

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the Managing Member is liable to the Company or any Non-Managing Member for actual fraud or willful misconduct in its capacity as a managing member of the Company.

“Certificate” means a certificate in such form (including in global form if permitted by applicable rules and regulations) as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more Membership Interests.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 7.3, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Class B Common Unit” means a Membership Interest having the rights and obligations specified with respect to Class B Common Units in this Agreement.

“Closing Date” means the date on which Common Units and Class B Common Units are issued and delivered by the Company to Crosstex Stockholders and Devon Gas, respectively, pursuant to the Crosstex Merger Agreement.

“Closing Price” means, in respect of any class of Non-Managing Member Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which such Non-Managing Member Interests are listed or admitted to trading or, if such Non-Managing Member Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Non-Managing Member Interests of such class, or, if on any such day such Non-Managing Member Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Non-Managing Member Interests of such class selected by the Managing Member, or if on any such day no market maker is making a market in such Non-Managing Member Interests of such class, the fair value of such Non-Managing Member Interests on such day as determined by the Managing Member.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” is defined in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Membership Interest having the rights and obligations specified with respect to Common Units in this Agreement.  The term “Common Unit” does not refer to or include any Class B Common Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

“Company” means EnLink Midstream, LLC, a Delaware limited liability company.

“Company Group” means, collectively, the Company and its Subsidiaries.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of two or more directors, each of whom (a) is not an officer or employee of the Managing Member, (b) is not an officer or employee of any Affiliate of the Managing Member or a director of any Affiliate of the Managing Member (other than any Group Member), (c) is not a holder of any ownership interest in the Managing Member or any of its Affiliates, including any Group Member, other than Common Units and awards that are granted to such director under the LTIP and (d) is determined by the Board of Directors of the Managing Member to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of Membership Interests is listed or admitted to trading (or, if the Membership Interests are not listed or admitted on any National Securities Exchange, the New York Stock Exchange).

“Contribution Agreement” means that certain Contribution Agreement, dated as of October 21, 2013, by and among Devon, Devon Gas, Devon Gas Corporation, Southwestern Gas Pipeline, Inc., Crosstex Energy, L.P. and Crosstex Energy Services, L.P.

“Crosstex Energy” means Crosstex Energy, Inc., a Delaware corporation.

“Crosstex Merger Agreement” means the Agreement and Plan of Merger, dated as of October 21, 2013, by and among the Company, Devon, Devon Gas, Acacia, Crosstex Energy, Rangers Merger Sub, Inc. and Boomer Merger Sub, Inc.

“Crosstex Stockholder” means a Person who receives the Crosstex Merger Consideration (as defined in the Crosstex Merger Agreement) in exchange for shares of Crosstex Common Stock (as defined in the Crosstex Merger Agreement) pursuant to the Crosstex Merger Agreement.

“Current Market Price” means, in respect of any class of Non-Managing Member Interests, as of the date of determination, the average of the daily Closing Prices per Non-Managing Member Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Managing Member” means a former Managing Member from and after the effective date of any withdrawal or removal of such former Managing Member pursuant to Section 11.1 or 11.2.

“Derivative Instruments” means options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative instruments (other than equity interests in the Company) relating to, convertible into or exchangeable for Membership Interests.

“Devon” means Devon Energy Corporation, a Delaware corporation.

“Devon Gas” means Devon Gas Services, L.P., a Texas limited partnership.

“EnLink Midstream Group Member” means each of the Company and its Subsidiaries, but excluding Crosstex Energy, L.P. and its Subsidiaries (other than EnLink Midstream Holdings, LP for so long as the Company owns an equity interest thereof).

“Event of Withdrawal” is defined in Section 11.1(a).

“Group” means two or more Persons that with or through any of their respective Affiliates or Associates have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Membership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Membership Interests.

“Group Member” means a member of the Company Group.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Indemnitee” means (a) any Managing Member, (b) any Departing Managing Member, (c) any Person who is or was an Affiliate of the Managing Member or any Departing Managing Member, (d) any Person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any (i) EnLink Midstream Group Member, a Managing Member or any Departing Managing Member or (ii) any Affiliate of any  EnLink Midstream Group Member, a Managing Member or any Departing Managing Member, (e) any Person who is or was serving at the request of a Managing Member, any Departing Managing Member or any of their respective Affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary or similar duty to any EnLink Midstream Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (f) any Person the Managing Member designates as an “Indemnitee” for purposes of this Agreement because such Person’s service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the business and affairs of any EnLink Midstream Group Member.

“Initial Non-Managing Members” means (a) Devon Gas, and (b) Crosstex Stockholders, in each case with respect to the Class B Common Units and Common Units, respectively, received by them as described in Section 5.2 and upon being admitted to the Company in accordance with Section 10.1.

“Liquidator” means one or more Persons selected by the Managing Member to perform the functions described in Section 12.4 as liquidating trustee of the Company within the meaning of the Delaware Act.

“LTIP” means benefit plans, programs and practices adopted by the Managing Member pursuant to Section 7.5(c).

“Managing Member” means EnLink Midstream Manager, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Company as managing member of the Company, in their capacities as managing member of the Company (except as the context otherwise requires).

“Managing Member Interest” means the non-economic management interest of the Managing Member in the Company (in its capacity as a managing member and without reference to any Non-Managing Member Interest held by it) and includes any and all rights, powers and benefits to which the Managing Member is entitled as provided in this Agreement, together with all obligations of the Managing Member to comply with the terms and provisions of this Agreement.  The Managing Member Interest does not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Company.

“Members” means the Managing Member and the Non-Managing Members.

“Membership Interest” means any class or series of equity interest (or, in the case of the Managing Member, management interest) in the Company, which shall include any Managing Member Interest and Non-Managing Member Interests but shall exclude all Derivative Instruments.

“Merger Agreement” is defined in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section).

“Non-Managing Member” means, unless the context otherwise requires, each Initial Non-Managing Member and each additional Person that becomes a Non-Managing Member pursuant to the terms of this Agreement, in each case, in such Person’s capacity as a member (other than a managing member) of the Company.

“Non-Managing Member Interest” means the ownership interest of a Non-Managing Member in the Company, which may be evidenced by Common Units, Class B Common Units or other Membership Interests (other than the Managing Member Interest) or a combination thereof or interest therein, and includes any and all benefits to which such Non-Managing Member is entitled as provided in this Agreement, together with all obligations of such Non-Managing Member to comply with the terms and provisions of this Agreement.

“Notice of Election to Purchase” is defined in Section 15.1(b).

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or the Managing Member or any of its Affiliates) acceptable to the Managing Member.

“Outstanding” means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the Managing Member or its Affiliates) beneficially owns 20% or more of the Membership Interests of any class, none of the Membership Interests owned by such Person or Group shall be entitled to be voted on any matter or be considered to be Outstanding when sending notices of a meeting of Non-Managing Members to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Membership Interests shall not, however, be treated as a separate class of Membership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Membership Interests of any class directly from the Managing Member or its Affiliates (other than the Company), (ii) any Person or Group who acquired 20% or more of the Membership Interests of any class directly or indirectly from a Person or Group described in clause (i) provided that the Managing Member shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) any Person or Group who acquired 20% or more of any Membership Interests issued by the Company with the written approval of the Managing Member.

“Percentage Interest” means, as of any date of determination, as to any Unitholder with respect to Units, the quotient obtained by dividing (A) the number of Units held by such

Unitholder by (B) the total number of Outstanding Units.  The Percentage Interest with respect to the Managing Member Interest shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, and (b) when used with respect to Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the Managing Member as the date for purchase of all Outstanding Non-Managing Member Interests of a certain class (other than Non-Managing Member Interests owned by the Managing Member and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company, or, with respect to the fiscal quarter of the Company in which the Closing Date occurs, the portion of such fiscal quarter after the Closing Date.

“Record Date” means the date established by the Managing Member or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Non-Managing Members or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Non-Managing Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to any class of Membership Interests for which a Transfer Agent has been appointed, the Person in whose name a Membership Interest of such class is registered on the books of the Transfer Agent as of the closing of business on a particular Business Day, or (b) with respect to other classes of Membership Interests, the Person in whose name any such other Membership Interest is registered on the books that the Managing Member has caused to be kept as of the closing of business on such Business Day.

“Registration Statement” means the Registration Statement on Form S-4 (Registration No. 333-192419) as it has been or as it may be amended or supplemented from time to time, as filed by the Company with the Commission, under the Securities Act to register the offering of the Common Units in pursuant to the Crosstex Merger Agreement.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Special Approval” means approval by a majority of the members of the Conflicts Committee, acting pursuant to Section 7.9(a).

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” is defined in Section 14.2(b)(ii).

“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Membership Interests of any class are listed or admitted to trading is open for the transaction of business or, if such Membership Interests are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” is defined in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the Managing Member or one of its Affiliates) as may be appointed from time to time by the Managing Member to act as registrar and transfer agent for any class of Membership; provided, that if no such Person is appointed as registrar and transfer agent for any class of Membership Interests, the Managing Member shall act in such capacity.

“Unit” means a Membership Interest that is designated as a “Unit” and shall include Common Units and Class B Common Units but shall not include the Managing Member Interest.

“Unitholders” means the Record Holders of Units.

“Unit Majority” means a majority of the Units.

“Unrestricted Person” means (a) each Indemnitee, (b) each Member, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a Managing Member or any Departing Managing Member or any Affiliate of any Group Member, a Managing Member or any Departing Managing Member and (d) any Person the Managing Member designates as an “Unrestricted Person” for purposes of this Agreement.

“U.S.  GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Withdrawal Opinion of Counsel” is defined in Section 11.1(b).

Section 1.2                                    Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.  The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation.  Any construction or interpretation of this Agreement by the Managing Member and any action taken pursuant thereto and any determination made by the Managing Member in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

ARTICLE II
ORGANIZATION

Section 2.1                                    Formation.  The Managing Member has previously formed the Company as a limited liability company pursuant to the provisions of the Delaware Act.  This amendment and restatement shall become effective on the date of this Agreement.  Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act.

Section 2.2                                    Name.  The name of the Company shall be “EnLink Midstream, LLC.” The Company’s business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member.  The words “Limited Liability Company,” “L.L.C.” or “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.  The Managing Member may change the name of the Company at any time and from time to time and shall notify the Non-Managing Members of such change in the next regular communication to the Non-Managing Members.

Section 2.3                                    Registered Office; Registered Agent; Principal Office; Other Offices.  Unless and until changed by the Managing Member, the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company.  The principal office of the Company shall be located at 2501 Cedar Springs Rd., Dallas, Texas 75201, or such other place as the Managing Member may from time to time designate by notice to the Non-Managing Members.  The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate.

Section 2.4                                    Purpose and Business.  The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing Member, in its sole discretion, and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member.  To the fullest extent permitted by law, the Managing Member shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Company Group of any business.

Section 2.5                                    Powers.  The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6                                    Term.  The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XII.  The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.7                                    Title to Company Assets.  Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.  Title to any or all of the Company assets may be held in the name of the Company, the Managing Member, one or more of its Affiliates or one or more nominees, as the Managing Member may determine.  The Managing Member hereby declares and warrants that any Company assets for which record title is held in the name of the Managing Member or one or more of its Affiliates or one or more nominees shall be held by the Managing Member or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Managing Member.  All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III
RIGHTS OF MEMBERS

Section 3.1                                    Limitation of Liability.  The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2                                    Management of Business.  No Non-Managing Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

Section 3.3                                    Outside Activities of the Non-Managing Members.  Subject to the provisions of Section 7.6, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Non-Managing Members, each Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group.  Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member.

Section 3.4                                    Rights of Non-Managing Members.

(a)                                 Each Non-Managing Member shall have the right, for a purpose that is reasonably related, as determined by the Managing Member, to such Non-Managing Member’s interest as a Non-Managing Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Non-Managing Member’s own expense, to obtain:

(i)                                     true and full information regarding the status of the business and financial condition of the Company (provided that the requirements of this Section 3.4(a)(i) shall be satisfied to the extent the Non-Managing Member is furnished the Company’s most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the Commission pursuant to Section 13 of the Exchange Act);

(ii)                                  a current list of the name and last known business, residence or mailing address of each Record Holder; and

(iii)                               a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed.

(b)                                 The rights to information granted the Non-Managing Members pursuant to Section 3.4(a) and Section 8.3 replace in their entirety any rights to information provided for in Section 18-305(a) of the Delaware Act and each of the Members and each other Person or Group who acquires an interest in Membership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Members to receive any information either pursuant to Sections 18-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.4(a).

(c)                                  The Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member deems reasonable, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

(d)                                 Notwithstanding any other provision of this Agreement or Section 18-305 of the Delaware Act, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Company or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Company or any Indemnitee relating to the affairs of the Company except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS; REDEMPTION OF MEMBERSHIP INTERESTS

Section 4.1                                    Certificates.  Notwithstanding anything to the contrary herein, unless the Managing Member shall determine otherwise in respect of some or all of any or all classes of Membership Interests, Membership Interests shall not be evidenced by certificates.  Any Certificates that are issued shall be executed on behalf of the Company by the Chairman of the Board, Chief Executive Officer, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Managing Member.  No Certificate for a class of Membership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Membership Interests; provided, however, that if the Managing Member elects to cause the Company to issue Membership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Membership Interests have been duly registered in accordance with the directions of the Company.

Section 4.2                                    Mutilated, Destroyed, Lost or Stolen Certificates.

(a)                                 If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the Managing Member on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Membership Interests as the Certificate so surrendered.

(b)                                 The appropriate officers of the Managing Member on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the Managing Member, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)                                  requests the issuance of a new Certificate before the Managing Member has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the Managing Member, delivers to the Managing Member a bond, in form and substance satisfactory to the Managing Member, with surety or sureties and with fixed or open penalty as the Managing Member may direct to indemnify the Company, the Members, the Managing Member and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)                              satisfies any other reasonable requirements imposed by the Managing Member or the Transfer Agent.

If a Non-Managing Member fails to notify the Managing Member within a reasonable period of time after such Non-Managing Member has notice of the loss, destruction or theft of a Certificate, and a transfer of the Non-Managing Member Interests represented by the Certificate is registered before the Company, the Managing Member or the Transfer Agent receives such notification, the Non-Managing Member shall be precluded from making any claim against the Company, the Managing Member or the Transfer Agent for such transfer or for a new Certificate.

(c)                                  As a condition to the issuance of any new Certificate under this Section 4.2, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3                                    Record Holders.  The Company and the Managing Member shall be entitled to recognize the Record Holder as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person, regardless of whether the Company or the Managing Member shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Membership Interests are listed or admitted to trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Membership Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be (a) the Record Holder of such Membership Interest and (b) bound by this Agreement and shall have the rights and obligations of a Member hereunder as, and to the extent, provided herein.

Section 4.4                                    Transfer Generally.

(a)                                 The term “transfer,” when used in this Agreement with respect to a Membership Interest, shall mean a transaction (i) by which the Managing Member assigns its Managing Member Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Non-Managing Member Interest assigns such Non-Managing Member Interest to another Person who is or becomes a Non-Managing Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)                                 No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV.  Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be, to the fullest extent permitted by law, null and void.

(c)                                  Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of any Member of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in such Member and the term “transfer” shall not mean any such disposition.

Section 4.5                                    Registration and Transfer of Non-Managing Member Interests.

(a)                                 The Managing Member shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Company will provide for the registration and transfer of Non-Managing Member Interests.

(b)                                 The Company shall not recognize any transfer of Non-Managing Member Interests evidenced by Certificates until the Certificates evidencing such Non-Managing Member Interests are surrendered for registration of transfer.  No charge shall be imposed by the Managing Member for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Managing Member may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.  Upon surrender of a Certificate for registration of transfer of any Non-Managing Member Interests evidenced by a Certificate, and subject to the provisions hereof, the appropriate officers of the Managing Member on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Non-Managing Member Interests as was evidenced by the Certificate so surrendered.

(c)                                  Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Non-Managing Member Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Non-Managing Member and (vi) provisions of applicable law including the Securities Act, Non-Managing Member Interests shall be freely transferable.

Section 4.6                                    Transfer of the Managing Member’s Managing Member Interest.

(a)                                 Subject to Section 4.6(b), the Managing Member may at its option transfer all or any part of its Managing Member Interest without approval from any other Member.

(b)                                 Notwithstanding anything herein to the contrary, no transfer by the Managing Member of all or any part of its Managing Member Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Managing Member under this Agreement and to be bound by the provisions of this Agreement and (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability under the Delaware Act of any Non-Managing Member.  In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Company as the Managing Member effective immediately prior to the transfer of the Managing Member Interest, and the business of the Company shall continue without dissolution.

Section 4.7                                    Restrictions on Transfers.

(a)                                 Notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation.

(b)                                 Nothing contained in this Agreement, other than Section 4.7(a), shall preclude the settlement of any transactions involving Membership Interests entered into through the facilities of any National Securities Exchange on which such Membership Interests are listed or admitted to trading.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS

Section 5.1                                    Organizational Contributions.  In connection with the formation of the Company under the Delaware Act, the Managing Member has contributed $1,000 to the Company and has been admitted as the sole Member of the Company.

Section 5.2                                    Contributions and Issuances on the Closing Date.  Pursuant to the Crosstex Merger Agreement, (i) a newly-formed, wholly-owned Subsidiary of the Company has merged with and into Crosstex Energy (with Crosstex Energy surviving as a wholly-owned subsidiary of the Company), (ii) a second newly-formed, wholly-owned Subsidiary of the Company has merged with and into Acacia (with Acacia surviving as a wholly-owned subsidiary of the Company), and (iii) in consideration for the mergers described in clauses (i) and (ii), the Company has issued or will issue Common Units and Class B Common Units to the Crosstex Stockholders and Devon, respectively.

Section 5.3                                    Interest and Withdrawal.  No interest shall be paid by the Company on Capital Contributions.  No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon liquidation of the Company may be considered as such by law and then only to the extent provided for in this Agreement.  Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 5.4                                    Issuances of Additional Membership Interests and Derivative Instruments.

(a)                                 The Company may issue additional Membership Interests and Derivative Instruments for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of any Non-Managing Members.

(b)                                 Each additional Membership Interest authorized to be issued by the Company pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Membership Interests), as shall be fixed by the Managing Member, including (i) the right to share in Company distributions; (ii) the rights upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Membership Interest (including sinking fund provisions); (iv) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Membership Interest will be issued, evidenced by Certificates and assigned or transferred; (vi) the method for determining the Percentage Interest as to such Membership Interest; and (vii) the right, if any, of each such Membership Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Membership Interest.

(c)                                  The Managing Member shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Membership Interests and Derivative Instruments pursuant to this Section 5.4, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) reflecting admission of such additional Non-Managing Members in the books and records of the Company as the Record Holders of such Non-Managing Member Interests and (iv) all additional issuances of Membership Interests.  The Managing Member shall determine the relative rights, powers and duties of the holders of the Units or other Membership Interests being so issued.  The Managing Member shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Membership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Membership Interests are listed or admitted to trading.

(d)                                 No fractional Units shall be issued by the Company.

Section 5.5                                    Limited Preemptive Right.  Except as provided in this Section 5.5 or as otherwise provided in a separate agreement by the Company, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Membership Interest, whether unissued, held in the treasury or hereafter created.  The Managing Member shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Membership Interests from the Company whenever, and on the same terms that, the Company issues Membership Interests to Persons other than the Managing Member and its Affiliates, to the extent necessary to maintain the Percentage Interests of the Managing Member and its Affiliates equal to that which existed immediately prior to the issuance of such Membership Interests.  The determination by the Managing Member to exercise (or refrain from exercising) its right pursuant to the immediately preceding sentence shall be a determination made in its individual capacity.

Section 5.6                                    Splits and Combinations.

(a)                                 The Company may make a distribution of Membership Interests to all Record Holders or may effect a subdivision or combination of Membership Interests so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event (subject to the effect of Section 5.6(d)), and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

(b)                                 Whenever such a distribution, subdivision or combination of Membership Interests is declared, the Managing Member shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least

20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice.  The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Membership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination.  The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)                                  Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Membership Interests as of the applicable Record Date representing the new number of Membership Interests held by such Record Holders, or the Managing Member may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.  If any such combination results in a smaller total number of Membership Interests Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)                                 The Company shall not issue fractional Units upon any distribution, subdivision or combination of Units.  If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(d) and this Section 5.6(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.7                                    Fully Paid and Non-Assessable Nature of Membership Interests.

All Membership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by Section 18-607 or 18-804 of the Delaware Act.

Section 5.8                                    Establishment of Class B Common Units.

(a)                                 General. The Managing Member hereby designates and creates a class of Units to be designated as “Class B Common Units” and consisting of a total of 115,495,669 Class B Common Units, and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class B Common Units as set forth in this Section 5.8.

(b)                                 Rights of Class B Common Units. During the period commencing upon issuance of the Class B Common Units and ending upon the conversion of the Class B Common Units into Common Units pursuant to Section 5.8(d), except as otherwise provided in this Agreement, the Class B Common Units shall have the right to share in distributions on a Pro Rata basis with the Common Units (excluding distributions with respect to (A) the calendar quarter in which the Closing Date occurs and (B) the calendar quarter prior to the calendar quarter in which the Closing Date occurs), so that the amount of any distribution to each Common Unit will equal the amount of such distribution to each Class B Common Unit. The

Class B Common Units shall have the right to share in distributions with respect to the calendar quarter in which the Closing Date occurs, so that the amount of any distribution to each Class B Common Unit will equal (A) the amount of such distribution to each Common Unit multiplied by (B) a fraction, (x) the numerator of which is the number of days commencing with the Closing Date and ending with the last day of such calendar quarter and (y) the denominator of which is the total number of days in such calendar quarter.

(c)                                  Voting Rights. The Class B Common Units shall be entitled to vote as a single class with the holders of the Common Units on any matters on which Unitholders are entitled to vote, and shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Common Units in relation to other classes of Membership Interests (including as a result of a merger or consolidation) or as required by law. The approval of a majority of the Class B Common Units shall be required to approve any matter for which the holders of the Class B Common Units are entitled to vote as a separate class. Each Class B Common Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Common Unit is convertible at the time of the record date for the vote or written consent on the matter.

(d)                                 Conversion. Each Class B Common Unit shall automatically convert into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units or other Units that occurs prior to the conversion of the Class B Common Units) effective as of the first business day following the record date for the distribution with respect to the calendar quarter in which the Closing Date occurs without any further action by the holders thereof and without the approval of any Member.

ARTICLE VI
DISTRIBUTIONS

Section 6.1                                    Distributions.

(a)                                 The Board of Directors may adopt a cash distribution policy, which it may change from time to time without amendment to this Agreement.

(b)                                 Except as set forth in Section 5.8(b), the Company will make distributions, if any, to Unitholders Pro Rata.

(c)                                  All distributions required to be made under this Agreement or otherwise made by the Company shall be made subject to Sections 18-607 and 18-804 of the Delaware Act.

(d)                                 Notwithstanding Section 6.1(a), in the event of the dissolution and liquidation of the Company, all Company assets shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(e)                                  Each distribution in respect of a Membership Interest shall be paid by the Company, directly or through any Transfer Agent or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution.  Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1                                    Management.

(a)                                 The Managing Member shall conduct, direct and manage all activities of the Company.  Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the Managing Member to delegate its rights and power to other Persons, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no other Member shall have any management power over the business and affairs of the Company.  In addition to the powers now or hereafter granted to a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)                                     the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Membership Interests, and the incurring of any other obligations;

(ii)                                  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii)                               the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.4 or Article XIV);

(iv)                              the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group; the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v)                                 the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company;

(vi)                              the distribution of cash or cash equivalents by the Company;

(vii)                           the selection, employment, retention and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Managing Member or the Company Group and the determination of their compensation and other terms of employment or hiring;

(viii)                        the maintenance of insurance for the benefit of the Company Group, the Members and Indemnitees;

(ix)                              the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time);

(x)                                 the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)                              the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)                           the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Membership Interests from, or requesting that trading be suspended on, any such exchange;

(xiii)                        the purchase, sale or other acquisition or disposition of Membership Interests, or the issuance of Derivative Instruments;

(xiv)                       the undertaking of any action in connection with the Company’s participation in the management of any Group Member; and

(xv)                          the entering into of agreements with any of its Affiliates, including agreements to render services to a Group Member or to itself in the discharge of its duties as Managing Member of the Company.

(b)                                 Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the

Members, each other Person who acquires an interest in a Membership Interest and each other Person who is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Crosstex Merger Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement (in the case of each agreement other than this Agreement, without giving effect to any amendments, supplements or restatements after the date hereof); (ii) agrees that the Managing Member (on its own behalf or on behalf of the Company) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement without any further act, approval or vote of the Members, the other Persons who acquire a Membership Interest and the Persons who are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the Managing Member, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the Managing Member or any Affiliate of the Managing Member of the rights accorded pursuant to Article XV) shall not constitute a breach by the Managing Member of any fiduciary or other duty existing at law, in equity or otherwise that the Managing Member may owe the Company, the Non-Managing Members, the other Persons who acquire a Membership Interest or the Persons who are otherwise bound by this Agreement.

Section 7.2                                    Replacement of Fiduciary Duties.  Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the Managing Member or any other Indemnitee would have duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in a Membership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein.  The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Company, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement.

Section 7.3                                    Certificate of Formation.  The Managing Member has caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act.  The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents that the Managing Member determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property.  To the extent the Managing Member determines such action to be necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.  Subject to the terms of Section 3.4(a), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 7.4                                    Restrictions on the Managing Member’s Authority.  Except as provided in Article XII and Article XIV, the Managing Member may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions without the approval of a Unit Majority; provided, however, that this provision shall not preclude or limit the Managing Member’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any forced sale of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.5                                    Reimbursement of the Managing Member.

(a)                                 Except as provided in this Section 7.5, the Managing Member shall not be compensated for its services as Managing Member or as a general partner or managing member of any Group Member.

(b)                                 The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company Group (including salary, bonus, incentive compensation and other amounts paid to any Person (including Affiliates of the Managing Member) to perform services for the Company Group or for the Managing Member in the discharge of its duties to the Company Group), and (ii) all other expenses allocable to the Company Group or otherwise incurred by the Managing Member in connection with operating the Company Group’s business (including expenses allocated to the Managing Member by its Affiliates).  The Managing Member shall determine the expenses that are allocable to any Group Member.  Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 7.7.  The Managing Member and its Affiliates may charge any Group Member a management fee to the extent necessary to allow the Company Group to reduce the amount of any state franchise or income tax or any tax based upon revenues or gross margin of any Group Member if the tax benefit produced by the payment for such management fee exceeds the amount of such fee.

(c)                                  The Managing Member, without the approval of the Non-Managing Members (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Company benefit plans, programs and practices (including plans, programs and practices involving the issuance of Membership Interests), or cause the Company to issue Membership Interests in connection with, or pursuant to, any benefit plan, program or practice maintained or sponsored by the Managing Member or any of its Affiliates, any Group Member or their Affiliates, or any of them, in each case for the benefit of employees, officers, consultants and directors of the Managing Member or its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Company Group.  The Company agrees to issue and sell to the Managing Member or any of its Affiliates any Membership Interests that the Managing Member or such Affiliates are obligated to provide to any employees, officers, consultants and directors pursuant to any such benefit plans, programs or practices.  Expenses incurred by the Managing

Member in connection with any such plans, programs and practices (including the net cost to the Managing Member or such Affiliates of Membership Interests purchased by the Managing Member or such Affiliates, from the Company or otherwise, to fulfill awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.5(b).  Any and all obligations of the Managing Member under any benefit plans, programs or practices adopted by the Managing Member as permitted by this Section 7.5(c) shall constitute obligations of the Managing Member hereunder and shall be assumed by any successor Managing Member approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the Managing Member’s Managing Member Interest pursuant to Section 4.6.

Section 7.6                                    Outside Activities.

(a)                                 The Managing Member, for so long as it is the Managing Member of the Company  agrees that (i) its sole business will be to act as a general partner or managing member, as the case may be, of the Company and other entities of which the Company is, directly or indirectly, a partner or member and (ii) that it shall not engage in any other business or activity or incur any debts or liabilities, provided that the Managing Member may engage in any business or activity or incur any debts or liabilities in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members, (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member or (C) the direct or indirect provision of management, advisory, and administrative services to its Affiliates or to other Persons.

(b)                                 Each Unrestricted Person (other than the Managing Member) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member.  No such business interest or activity shall constitute a breach of this Agreement, any fiduciary or other duty existing at law, in equity or otherwise, or obligation of any type whatsoever to the Company or other Group Member, to another Member, to any Person who acquires an interest in a Membership Interest or any Person who is otherwise bound by this Agreement.

(c)                                  Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the Managing Member).  No Unrestricted Person (including, subject to Section 7.6(a), the Managing Member) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company, shall have any duty to communicate or offer such opportunity to any Group Member, and such Unrestricted Person (including the Managing Member) shall not be liable to the Company or any other Group Member, to another Member, to any Person who acquires a Membership Interest or any other Person who is otherwise bound by this Agreement for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that such Unrestricted Person

(including the Managing Member) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to any Group Member.

(d)                                 The Managing Member and each of its Affiliates may acquire Units or other Membership Interests in addition to those acquired on the Closing Date and, except as otherwise expressly provided in Section 7.11, shall be entitled to exercise, at their option, all rights relating to all Units or other Membership Interests acquired by them.

Section 7.7                                    Indemnification.

(a)                                 To the fullest extent permitted by law, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  For purposes of this Agreement, any determination, other action or failure to act by any Indemnitee will be considered to be in bad faith only if such Indemnitee subjectively believed such determination, other action or failure to act was adverse to the interest of the Company.  Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b)                                 To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

(c)                                  The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Non-Managing Member Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)                                 The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of an Indemnitee and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Indemnitee in connection with the Company’s activities or such Indemnitee’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement.

(e)                                  For purposes of this Section 7.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f)                                   In no event may an Indemnitee subject the Non-Managing Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)                                  An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                                     No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8                                    Liability of Indemnitees.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Members or any other Persons who have acquired interests in a Membership Interest or is otherwise bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  In the case where an Indemnitee is liable for damages, those damages shall only be direct damages and shall not include punitive damages, consequential damages or lost profits.

(b)                                 The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member in good faith.

(c)                                  To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Members, any Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement, the Managing Member and any other Indemnitee acting in connection with the Company’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Company, the Members, any Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement, for its reliance on the provisions of this Agreement.

(d)                                 Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9                                    Standards of Conduct and Modification of Duties.

(a)                                 Whenever the Managing Member, acting in its capacity as the managing member of the Company, makes a determination or takes or declines to take any action in such capacity (or the Board of Directors or any committee of the Board of Directors (including the Conflicts Committee) or any Affiliates of the Managing Member cause the Managing Member to make a determination or take or decline to take any action in such capacity), whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the Managing Member (or the Board of Directors, such committee or such Affiliates), shall make such determination or take or decline to take such other action in good faith.  The foregoing is the sole and exclusive standard governing any such determinations, actions and omissions of the Managing Member, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) and any Affiliate of the Managing Member and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby waived and disclaimed), under this Agreement any Group Member Agreement or any other agreement contemplated hereby, or under the Delaware Act or any other law, rule or regulation or at equity.  A determination, other action or failure to act by the Managing Member, the Board of Directors of the Managing Member or any committee thereof (including the Conflicts Committee) will be deemed to be in good faith so long as the Managing Member, the Board of Directors of the Managing Member or any committee thereof (including the Conflicts Committee) subjectively believed such determination, other action or failure to act was in, or not opposed to, the best interests of the Company. In any proceeding brought by the Company, any Non-Managing Member, or any Person who acquires an interest in a Non-Managing Member Interest or any other Person who is bound by this Agreement challenging such action, determination or failure to act, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith.

(b)                                 Whenever the Managing Member makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity or its sole discretion as opposed to in its capacity as the managing member of the Company, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the Managing Member, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any fiduciary duty or other duty existing at law, in equity or otherwise or obligation whatsoever to the Company, any Non-Managing Member, any other Person who acquires an interest in a Membership Interest or any other Person who otherwise is bound by this Agreement, and the Managing Member, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement or any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

(c)                                  For purposes of Sections 7.9(a) and (b) of this Agreement, “acting in its capacity as the managing member of the Company” means and is solely limited to, the Managing Member exercising its authority as a managing member under this Agreement, other than when it is “acting in its individual capacity or its sole discretion.”  For purposes of this Agreement, “acting in its individual capacity or its sole discretion” means:  (A) any action by the Managing Member or its Affiliates other than through the exercise of the Managing Member of its authority as a managing member under this Agreement; and (B)  any action or inaction by the Managing Member by the exercise (or failure to exercise) of its rights, powers or authority under this Agreement that are modified by:  (i) the phrase “at the option of the Managing Member,” (ii) the phrase “in its sole discretion” or “in its discretion” or (iii) some variation of the phrases set forth in clauses (i) and (ii).  For the avoidance of doubt, whenever the Managing Member acquires or votes (or refrains from voting) Non-Managing Member Interests or transfers (or refrains from transferring) its Membership Interests, it shall be and be deemed to be “acting in its individual capacity or its sole discretion.”

(d)                                 Whenever a potential conflict of interest exists or arises between the Managing Member or any of its Affiliates, on the one hand, and the Company, any Group Member or any Member, any other Person who acquires an interest in a Membership Interest or any other Person who is bound by this Agreement on the other hand, the Managing Member may in its sole discretion submit any resolution, course of action with respect to or causing such conflict of interest or transaction (i) for Special Approval or (ii) for approval by the vote of a majority of the Units (excluding Units owned by the Managing Member and its Affiliates).  If any resolution, course of action or transaction:  (i) receives Special Approval; or (ii) receives approval of a majority of the Units (excluding Units owned by the Managing Member and its Affiliates), then such resolution, course of action or transaction shall be conclusively deemed to be approved by the Company, all the Members, each Person who acquires an interest in a Membership Interest and each other Person who is bound by this Agreement, and shall be and be deemed to be duly authorized, legal and binding and to be fair to the Company, all the Members, each Person who acquires an interest in a Membership Interest and each other Person who is bound by this Agreement, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any fiduciary or other duty or obligation existing at law, in equity or otherwise or obligation of any type whatsoever.

(e)                                  Notwithstanding anything to the contrary in this Agreement, the Managing Member and its Affiliates or any other Indemnitee shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Managing Member and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use.  Any determination by the Managing Member or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(f)                                   The Members, each Person who acquires an interest in a Membership Interest or is otherwise bound by this Agreement hereby authorize the Managing Member, on behalf of the Company as a partner or member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Managing Member pursuant to this Section 7.9.

(g)                                  For the avoidance of doubt, whenever the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee), the officers of the Managing Member or any Affiliates of the Managing Member make a determination on behalf of the Managing Member, or cause the Managing Member to take or omit to take any action, whether in the Managing Member’s capacity as the Managing Member or in its individual capacity or its sole discretion, the standards of care applicable to the Managing Member shall apply to such Persons, and such Persons shall be entitled to all benefits and rights of the

Managing Member hereunder, including waivers and modifications of duties, protections and presumptions, as if such Persons were the Managing Member hereunder.

Section 7.10                             Other Matters Concerning the Managing Member and Indemnitees.

(a)                                 The Managing Member and any other Indemnitee may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 The Managing Member and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing Member or such other Indemnitee, as applicable, reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)                                  The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of any Group Member.

Section 7.11                             Purchase or Sale of Membership Interests.  The Managing Member may cause the Company to purchase or otherwise acquire Membership Interests.  As long as Membership Interests are held by any Group Member, such Membership Interests shall not be entitled to any vote and shall not be considered Outstanding for any purpose.

Section 7.12                             Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member and any officer of the Managing Member authorized by the Managing Member to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member or any such officer as if it were the Company’s sole party in interest, both legally and beneficially.  Each Non-Managing Member, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available to such Member to contest, negate or disaffirm any action of the Managing Member or any such officer in connection with any such dealing.  In no event shall any Person dealing with the Managing Member or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any such officer or its representatives.  Each and every certificate, document or other instrument executed on behalf of the Company by the

Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1                                    Records and Accounting.  The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Non-Managing Members any information required to be provided pursuant to Section 3.4(a).  Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Units or other Membership Interests, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2                                    Fiscal Year.  The fiscal year of the Company shall be a fiscal year ending December 31.

Section 8.3                                    Reports.

(a)                                 As soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Company, the Managing Member shall cause to be mailed or made available, by any reasonable means, to each Record Holder of a Unit or other Membership Interest as of a date selected by the Managing Member, an annual report containing financial statements of the Company for such fiscal year of the Company, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Company equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Managing Member.

(b)                                 As soon as practicable, but in no event later than 50 days after the close of each Quarter except the last Quarter of each fiscal year, the Managing Member shall cause to be mailed or made available, by any reasonable means to each Record Holder of a Unit or other Membership Interest, as of a date selected by the Managing Member, a report containing unaudited financial statements of the Company.

(c)                                  The Managing Member shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the

Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Company.

ARTICLE IX
TAX MATTERS

Section 9.1                                    Tax Elections and Information.

(a)                                 The Company is authorized and has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

(b)                                 Except as otherwise provided herein, the Managing Member shall determine whether the Company should make any other elections permitted by the Code.

(c)                                  The tax information reasonably required by Record Holders for U.S. federal income tax reporting purposes shall be furnished to Record Holders on or before the date required under the Code and treasury regulations thereunder, but in any event no later than 90 days after the close of each calendar year.

Section 9.2                                    Withholding.  Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that may be required to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law.  To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount with respect to a distribution or payment to or for the benefit of any Member, the Managing Member may treat the amount withheld as a distribution of cash pursuant to Section 6.1 in the amount of such withholding from such Member.

ARTICLE X
ADMISSION OF MEMBERS

Section 10.1                             Admission of Non-Managing Members.

(a)                                 A Person shall be admitted as a Non-Managing Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Non-Managing Member Interest and becomes the Record Holder of such Non-Managing Member Interests in accordance with the provisions hereof.  Upon the issuance by the Company of Units to Devon Gas and Crosstex Stockholders as described in Article V, such parties will be automatically admitted to the Company as Initial Non-Managing Members in respect of the Units issued to them.

(b)                                 By acceptance of the transfer of any Non-Managing Member Interests in accordance with Article IV or the acceptance of any Non-Managing Member Interests issued pursuant to Article V or pursuant to a merger or consolidation or conversion pursuant to Article XIV, and each transferee of, or other such Person acquiring, a Non-Managing Member

Interest (including any nominee holder or an agent or representative acquiring such Non-Managing Member Interests for the account of another Person) (i) shall be admitted to the Company as a Non-Managing Member with respect to the Non-Managing Member Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Company and such Non-Managing Member becomes the Record Holder of the Non-Managing Member Interests so transferred or issued, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person.  The transfer of any Non-Managing Member Interests and the admission of any new Non-Managing Member shall not constitute an amendment to this Agreement.  A Person may become a Non-Managing Member or Record Holder of a Non-Managing Member Interest without the consent or approval of any of the Members.  A Person may not become a Non-Managing Member without acquiring a Non-Managing Member Interest and until such Person is reflected in the books and records of the Company as the Record Holder of such Non-Managing Member Interest.

(c)                                  The name and mailing address of each Record Holder shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent.  The Managing Member shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(d)                                 Any transfer of a Non-Managing Member Interest shall not entitle the transferee to distributions or to any other rights to which the transferor was entitled until the transferee becomes a Non-Managing Member pursuant to Section 10.1(b).

Section 10.2                             Admission of Successor Managing Member.  A successor Managing Member approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the Managing Member Interest pursuant to Section 4.6 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately prior to the withdrawal or removal of the predecessor or transferring Managing Member, pursuant to Section 11.1 or 11.2 or the transfer of the Managing Member Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Company until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission.  Any such successor shall, subject to the terms hereof, carry on the business of the members of the Company Group without dissolution.

Section 10.3                             Amendment of Agreement and Certificate of Formation.  To effect the admission to the Company of any Member, the Managing Member shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Managing Member shall prepare and file an amendment to the Certificate of Formation.

ARTICLE XI
WITHDRAWAL OR REMOVAL OF MEMBERS

Section 11.1                             Withdrawal of the Managing Member.

(a)                                 The Managing Member shall be deemed to have withdrawn from the Company upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i)                                     The Managing Member voluntarily withdraws from the Company by giving written notice to the other Members;

(ii)                                  The Managing Member transfers all of its Managing Member Interest pursuant to Section 4.6;

(iii)                               The Managing Member is removed pursuant to Section 11.2;

(iv)                              The Managing Member (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing Member in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the Managing Member or of all or any substantial part of its properties;

(v)                                 A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Managing Member; or

(vi)                              (A) if the Managing Member is a corporation, a certificate of dissolution or its equivalent is filed for the Managing Member, or 90 days expire after the date of notice to the Managing Member of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the Managing Member is a partnership or a limited liability company, the dissolution and commencement of winding up of the Managing Member; (C) if the Managing Member is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the Managing Member is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the Managing Member.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing Managing Member shall give notice to the Non-Managing Members within 30 days after such occurrence.  The Members hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Managing Member from the Company.

(b)                                 Withdrawal of the Managing Member from the Company upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the Managing Member withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the Managing Member ceases to be the Managing Member pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2.  If the Managing Member gives a notice of withdrawal pursuant to Section 11.1(a)(i), a Unit Majority may, prior to the effective date of such withdrawal, elect a successor Managing Member.  If, prior to the effective date of the Managing Member’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Company does not receive an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor Managing Member) would not result in the loss of the limited liability under the Delaware Act of any Non-Managing Member, the Company shall be dissolved in accordance with Section 12.1 unless the business of the Company is continued pursuant to Section 12.2.  Any successor Managing Member elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

Section 11.2                             Removal of the Managing Member.  The Managing Member may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the Managing Member and its Affiliates) voting as a single class.  Any such action by such holders for removal of the Managing Member must also provide for the election of a successor Managing Member by the Unitholders holding a majority of the Outstanding Units (including Units held by the Managing Member and its Affiliates).  Such removal shall be effective immediately following the admission of a successor Managing Member pursuant to Section 10.2.  The removal of the Managing Member shall also automatically constitute the removal of the Managing Member as general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member.  If a Person is elected as a successor Managing Member in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member.  The right of the holders of Outstanding Units to remove the Managing Member shall not exist or be exercised unless the Company has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel.  Any successor Managing Member elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

Section 11.3                             Interest of Departing Managing Member and Successor Managing Member.

(a)                                 In the event of (i) withdrawal of the Managing Member under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the Managing Member by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor Managing Member is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing Managing Member shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing Managing Member, to require its successor to purchase its Managing Member Interest and its or its Affiliates’ managing member interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal.  If the Managing Member is removed by the Unitholders under circumstances where Cause exists or if the Managing Member withdraws under circumstances where such withdrawal violates this Agreement, and if a successor Managing Member is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Company is continued pursuant to Section 12.2 and the successor Managing Member is not the former Managing Member), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing Managing Member (or, in the event the business of the Company is continued, prior to the date the business of the Company is continued), to purchase the Combined Interest for such fair market value of such Combined Interest.  In either event, the Departing Managing Member shall be entitled to receive all reimbursements due such Departing Managing Member pursuant to Section 7.5, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Managing Member or its Affiliates (other than any Group Member) for the benefit of the Company or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing Managing Member and its successor or, failing agreement within 30 days after the effective date of such Departing Managing Member’s withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing Managing Member and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter.  If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing Managing Member shall designate an independent investment banking firm or other independent expert, the Departing Managing Member’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest.  In making its determination, such third independent investment banking firm or other independent expert may consider the value of the Units, including the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Company’s assets, the rights and obligations of the Departing Managing Member, and other factors it may deem relevant.

(b)                                 If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Managing Member (and its Affiliates, if applicable) shall become a Non-Managing Member and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Membership Interest (but subject to proportionate dilution by reason of the admission of its successor).  Any successor Managing Member shall indemnify the Departing Managing Member as to all debts and liabilities of the Company arising on or after the date on which the Departing Managing Member becomes a Non-Managing Member.  For purposes of this Agreement, conversion of the Combined Interest to Common Units will be characterized as if the Departing Managing Member (and its Affiliates, if applicable) contributed the Combined Interest to the Company in exchange for the newly issued Common Units.

Section 11.4                             Withdrawal of Non-Managing Members.  No Non-Managing Member shall have any right to withdraw from the Company; provided, however, that when a transferee of a Non-Managing Member’s Non-Managing Member Interest becomes a Record Holder of the Non-Managing Member Interest so transferred, such transferring Non-Managing Member shall cease to be a Non-Managing Member with respect to the Non-Managing Member Interest so transferred.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

Section 12.1                             Dissolution.  The Company shall not be dissolved by the admission of additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement.  Upon the removal or withdrawal of the Managing Member, if a successor Managing Member is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, the Company shall not be dissolved and such successor Managing Member is hereby authorized to, and shall, continue the business of the Company.  Subject to Section 12.2, the Company shall dissolve, and its affairs shall be wound up, upon:

(a)                                 an Event of Withdrawal of the Managing Member as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Company pursuant to this Agreement;

(b)                                 an election to dissolve the Company by the Managing Member that is approved by a Unit Majority;

(c)                                  the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d)                                 at any time there are no Non-Managing Members, unless the Company is continued without dissolution in accordance with the Delaware Act.

Section 12.2                             Continuation of the Business of the Company After Dissolution.  Upon (a) an Event of Withdrawal caused by the withdrawal or removal of the Managing Member as provided in Section 11.1(a)(i) or (iii) and the failure of the Members to select a successor to such Departing Managing Member pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, a Unit Majority may elect to continue the business of the Company on the same terms and conditions set forth in this Agreement by appointing as a successor Managing Member a Person approved by a Unit Majority.  Unless such an election is made within the applicable time period as set forth above, the Company shall conduct only activities necessary to wind up its affairs.  If such an election is so made, then:

(i)                                     the Company shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)                                  if the successor Managing Member is not the former Managing Member, then the interest of the former Managing Member shall be treated in the manner provided in Section 11.3; and

(iii)                               the successor Managing Member shall be admitted to the Company as Managing Member, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, that the right of a Unit Majority to approve a successor Managing Member and to continue the business of the Company shall not exist and may not be exercised unless the Company has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability under the Delaware Act of any Non-Managing Member.

Section 12.3                             Liquidator.  Upon dissolution of the Company, unless the business of the Company is continued pursuant to Section 12.2, the Managing Member shall select one or more Persons to act as Liquidator.  The Liquidator (if other than the Managing Member) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the Outstanding Units.  The Liquidator (if other than the Managing Member) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the Outstanding Units.  Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a majority of the Outstanding Units.  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article XII, the

Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 12.4                             Liquidation.  The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a)                                 The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree.  If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members.  The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members.  The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b)                                 Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Members otherwise than in respect of their distribution rights under Article VI.  With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.  When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)                                  All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed 100% to the Members Pro Rata.

Section 12.5                             Cancellation of Certificate of Formation.  Upon the completion of the distribution of Company cash and property as provided in Section 12.4 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 12.6                             Return of Contributions.  The Managing Member shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Non-Managing

Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 12.7                             Waiver of Partition.  To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE XIII
AMENDMENT OF OPERATING AGREEMENT; MEETINGS; RECORD DATE

Section 13.1                             Amendments to be Adopted Solely by the Managing Member.  Each Member agrees that the Managing Member, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)                                 a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)                                 admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)                                  a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or other entity in which the Non-Managing Members have limited liability under the laws of any state;

(d)                                 a change that the Managing Member determines (i) does not adversely affect the Non-Managing Members (including any particular class of Membership Interests as compared to other classes of Membership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the Managing Member pursuant to Section 5.6 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)                                  a change in the fiscal year or taxable period of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of the Company including, if the Managing Member shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Company;

(f)                                   an amendment that is necessary, in the Opinion of Counsel, to prevent the Company, or the Managing Member or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)                                  an amendment that the Managing Member determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Membership Interests and Derivative Instruments pursuant to Section 5.4;

(h)                                 any amendment expressly permitted in this Agreement to be made by the Managing Member acting alone;

(i)                                     an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)                                    an amendment that the Managing Member determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4 or Section 7.1(a);

(k)                                 a merger, conveyance or conversion pursuant to Section 14.3(d); or

(l)                                     any other amendments substantially similar to the foregoing.

Section 13.2                             Amendment Procedures.  Amendments to this Agreement may be proposed only by the Managing Member.  To the fullest extent permitted by law, the Managing Member shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so in its sole discretion.  An amendment shall be effective upon its approval by the Managing Member and, except as otherwise provided by Section 13.1 or 13.3, a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law.  Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment.  If such an amendment is proposed, the Managing Member shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment.  The Managing Member shall notify all Record Holders upon final adoption of any amendments.    The Managing Member shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has either (i) filed such amendment with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such amendment is publicly available on such system or (ii) made such amendment available on the Company’s website.

Section 13.3                             Amendment Requirements.

(a)                                 Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no provision of this Agreement (other than Section 11.2 or Section 13.4) that establishes a percentage of Outstanding Units  (including Units deemed owned by the Managing Member) or requires a vote or approval of Members (or a subset of Members) holding a specified Percentage Interest to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing or increasing such percentage,  unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced or increased, as applicable, or the affirmative vote of Members whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced or increased, as applicable.

(b)                                 Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of (including requiring any holder of a class of Membership Interests to make additional Capital Contributions to the Company) any Non-Managing Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the Managing Member or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c)                                  Except as provided in Section 14.3 or Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Membership Interests in relation to other classes of Membership Interests must be approved by the holders of not less than a majority of the Outstanding Membership Interests of the class affected.  If the Managing Member determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes of Membership Interests, as compared to other classes of Membership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.

(d)                                 Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Percentage Interests of all Non-Managing Members voting as a single class unless the Company obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Non-Managing Member under applicable limited liability company law of the state under whose laws the Company is organized.

(e)                                  Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of Members (including the Managing Member and its Affiliates) holding at least 90% of the Percentage Interests of all Non-Managing Members.

Section 13.4          Special Meetings.  All acts of Non-Managing Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.  Special meetings of the Non-Managing Members may be called by the Managing Member or by Non-Managing Members owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed.  Non-Managing Members shall call a special meeting by delivering to the Managing Member one or more requests in writing stating that the signing Non-Managing Members wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called.  Within 60 days after receipt of such a call from Non-Managing Members or within such greater time as may be reasonably necessary for the Company to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Managing Member shall send a notice of the meeting to the Non-Managing Members either directly or indirectly through the Transfer Agent.  A meeting shall be held at a time and place determined by the Managing Member on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1.  Non-Managing Members shall not vote on matters that would cause the Non-Managing Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Managing Members’ limited liability under the Delaware Act or the law of any other state in which the Company is qualified to do business.

Section 13.5          Notice of a Meeting.  Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1.  The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6          Record Date.  For purposes of determining the Non-Managing Members entitled to notice of or to vote at a meeting of the Non-Managing Members or to give approvals without a meeting as provided in Section 13.11 the Managing Member may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Non-Managing Members are requested in writing by the Managing Member to give such approvals.  If the Managing Member does not set a Record Date, then (x) the Record Date for determining the Non-Managing Members entitled to notice of or to vote at a meeting of the Non-Managing Members shall be the close of business on the day next preceding the day on which notice is given, and (y) the Record Date for determining the Non-Managing Members entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Company in care of the Managing Member in accordance with Section 13.11.

Section 13.7          Adjournment.  Prior to the date upon which any meeting of Non-Managing Members is to be held, the Managing Member may postpone such meeting one or more times for any reason by giving notice to each Non-Managing Member entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held.  Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII.  When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days.  Any meeting of Non-Managing Members may be adjourned by the Managing Member one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval.  No Non-Managing Member vote shall be required for any adjournment.  A meeting of Non-Managing Members may be adjourned by the Managing Member as to one or more proposals regardless of whether action has been taken on other matters.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days.  At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8          Waiver of Notice; Approval of Meeting; Approval of Minutes.  The transaction of business at any meeting of Non-Managing Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy.  Attendance of a Non-Managing Member at a meeting shall constitute a waiver of notice of the meeting, except when the Non-Managing Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9          Quorum and Voting.  The holders of a majority, by Percentage Interest, of Membership Interests of the class or classes for which a meeting has been called (including Membership Interests deemed owned by the Managing Member) represented in person or by proxy shall constitute a quorum at a meeting of Members of such class or classes unless any such action by the Members requires approval by holders of a greater Percentage Interest, in which case the quorum shall be such greater Percentage Interest.  At any meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Members holding Membership Interests that, in the aggregate, represent a majority of the Percentage Interest of those present in person or by proxy at such meeting shall be deemed to constitute the act of all Members, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Members holding Membership Interests that in the aggregate represent at least such greater or different percentage shall be required; provided, however, that if, as a matter of law or provision of this

Agreement, approval by plurality vote of Members (or any class thereof) is required to approve any action, no minimum quorum shall be required.  The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by Members holding the required Percentage Interest specified in this Agreement.

Section 13.10       Conduct of a Meeting.  The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Non-Managing Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.  The Managing Member shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting.  All minutes shall be kept with the records of the Company maintained by the Managing Member.  The Managing Member may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Non-Managing Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11       Action Without a Meeting.  If authorized by the Managing Member, any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Non-Managing Members owning not less than the minimum percentage, by Percentage Interest, of the Membership Interests of the class or classes for which a meeting has been called (including Membership Interests deemed owned by the Managing Member), as the case may be, that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members entitled to vote at such meeting were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern).  Prompt notice of the taking of action without a meeting shall be given to the Non-Managing Members who have not approved in writing.  The Managing Member may specify that any written ballot submitted to Non-Managing Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Managing Member.  If a ballot returned to the Company does not vote all of the Membership Interests held by the Non-Managing Members, the Company shall be deemed to have failed to receive a ballot for the Membership Interests that were not voted.  If approval of the taking of any action by the Non-Managing Members is solicited by any Person other than by or on behalf of the Managing Member, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Managing Member and (b) an Opinion of Counsel is delivered to the Managing Member to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Non-Managing Members to be deemed to be taking part in the management and control of the business and affairs of the Company so as to jeopardize the Non-Managing Members’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Members.  Nothing contained in this Section 13.11 shall be deemed to require the Managing Member to solicit all Non-Managing Members in connection with a matter approved by the holders of the requisite percentage of Membership Interests acting by written consent without a meeting.

Section 13.12       Right to Vote and Related Matters.

(a)           Only those Record Holders of the Outstanding Membership Interests on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Non-Managing Members or to act with respect to matters as to which the holders of the Outstanding Membership Interests have the right to vote or to act.  All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Membership Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Membership Interests.

(b)           With respect to Membership Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Membership Interests are registered, such other Person shall, in exercising the voting rights in respect of such Membership Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Membership Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry.  The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV
MERGER OR CONSOLIDATION

Section 14.1          Authority.  The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2          Procedure for Merger or Consolidation.

(a)           Merger or consolidation of the Company pursuant to this Article XIV requires the prior consent of the Managing Member, provided, however, that, to the fullest extent permitted by law, the Managing Member, in declining to consent to a merger or consolidation, may act in its sole discretion.

(b)           If the Managing Member shall determine to consent to the merger or consolidation, the Managing Member shall approve the Merger Agreement, which shall set forth:

(i)            the name and jurisdiction of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)           the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)          the terms and conditions of the proposed merger or consolidation;

(iv)          the manner and basis of exchanging or converting the equity interests of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, then the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of equity interests represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v)           a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or partnership agreement, certificate of formation or limited liability company agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)          the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain and stated in the certificate of merger); and

(vii)         such other provisions with respect to the proposed merger or consolidation that the Managing Member determines to be necessary or appropriate.

Section 14.3          Approval by Non-Managing Members.

(a)           Except as provided in Section 14.3(d) and Section 14.3(e), the Managing Member, upon its approval of the Merger Agreement shall direct that the Merger Agreement and the merger or consolidation contemplated thereby, as applicable, be submitted to a vote of Non-Managing Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII.  A copy or a summary of the Merger Agreement, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)           Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Non-Managing Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c)           Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Non-Managing Members, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)           Notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to convert the Company or any Group Member into a new limited liability entity, to merge the Company or any Group Member into, or convey all of the Company’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Company or other Group Member if (i) the Managing Member has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Non-Managing Member, (ii) the sole purpose of such merger, or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity and (iii) the Managing Member determines that the governing instruments of the new entity provide the Non-Managing Members and the Managing Member with substantially the same rights and obligations as are herein contained.

(e)           Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to merge or consolidate the Company with or into another entity if (A) the Managing Member has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Non-Managing Member, (B) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the

Company is the Surviving Business Entity in such merger or consolidation, (D) each Membership Interest outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Membership Interest of the Company after the effective date of the merger or consolidation, and (E) the number of Membership Interests to be issued by the Company in such merger or consolidation does not exceed 20% of the Membership Interests Outstanding immediately prior to the effective date of such merger or consolidation.

(f)            Pursuant to Section 18-209(f) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new operating agreement for the Company if it is the Surviving Business Entity.  Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

Section 14.4          Certificate of Merger.  Upon the required approval by the Managing Member and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5          Effect of Merger or Consolidation.  At the effective time of the certificate of merger:

(a)           all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(b)           the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(c)           all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(d)           all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

ARTICLE XV
RIGHT TO ACQUIRE NON-MANAGING MEMBERSHIP INTERESTS

Section 15.1          Right to Acquire Non-Managing Member Interests.

(a)           Notwithstanding any other provision of this Agreement, if at any time the Managing Member and its Affiliates hold more than 90% of the total Non-Managing Member Interests of any class then Outstanding, the Managing Member shall then have the right, which right it may assign and transfer in whole or in part to the Company or any Affiliate of the Managing Member, exercisable in its sole discretion, to purchase all, but not less than all, of such Non-Managing Member Interests of such class then Outstanding held by Persons other than the Managing Member and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the Managing Member or any of its Affiliates for any such Non-Managing Member Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

(b)           If the Managing Member, any Affiliate of the Managing Member or the Company elects to exercise the right to purchase Non-Managing Member Interests granted pursuant to Section 15.1(a), the Managing Member shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Non-Managing Member Interests of such class (as of a Record Date selected by the Managing Member) at least 10, but not more than 60, days prior to the Purchase Date.  Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Non-Managing Member Interests are listed.  The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Non-Managing Member Interests will be purchased and state that the Managing Member, its Affiliate or the Company, as the case may be, elects to purchase such Non-Managing Member Interests, upon surrender of Certificates representing such Non-Managing Member Interests in the case of Non-Managing Member Interests evidenced by Certificates, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Non-Managing Member Interests are listed or admitted to trading.  Any such Notice of Election to Purchase mailed to a Record Holder of Non-Managing Member Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice.  On or prior to the Purchase Date, the Managing Member, its Affiliate or the Company, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Non-Managing Member Interests to be purchased in accordance with this Section 15.1.  If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Non-Managing Member Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Non-Managing Member Interests shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a))for Non-Managing Member Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Non-Managing Member Interests in the case of Non-Managing Member Interests evidenced by Certificates, and such Non-Managing Member Interests shall thereupon be deemed to be transferred to the Managing Member, its Affiliate or the Company, as the case may be, on the record books of the Transfer Agent and the Company, and the Managing Member or any Affiliate of the Managing Member, or the Company, as the case may be, shall be deemed to be the owner of all such Non-Managing Member Interests from and after the Purchase Date and shall have all rights as the owner of such Non-Managing Member Interests.

ARTICLE XVI
GENERAL PROVISIONS

Section 16.1          Addresses and Notices; Written Communications.

(a)           Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below.  Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Membership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Membership Interests by reason of any assignment or otherwise.  Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.  An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Managing Member, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report.  If any notice, payment or report given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members.  Any notice to the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.3.  The Managing Member may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

(b)           The terms “in writing”, “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 16.2          Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4          Integration.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5          Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 16.6          Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7          Third-Party Beneficiaries.  Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

Section 16.8          Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Non-Managing Member Interest, pursuant to Section 10.1(a) without execution hereof.

Section 16.9          Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

(a)           This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b)           Each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i)            irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a fiduciary or other duty owed by any director, officer, or other employee of the Company or the Managing Member, or owed by the Managing Member, to the Company or the Members, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

(ii)           irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding;

(iii)          agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv)          expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and

(v)           consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law.

Section 16.10       Invalidity of Provisions.  If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 16.11       Consent of Members.  Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 16.12       Facsimile Signatures.  The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company on Certificates representing Units is expressly permitted by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGING MEMBER:

ENLINK MIDSTREAM MANAGER, LLC

By:	Devon Gas Services, L.P., its sole member

By:	Devon Gas Operating, Inc., its general partner

By:	/s/ Darryl G. Smette
Name:	Darryl G. Smette
Title:	Executive Vice President

SIGNATURE PAGE

ENLINK MIDSTREAM, LLC

FIRST AMENDED AND RESTATED OPERATING AGREEMENT